UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 19, 2014

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Promotion
On September 19, 2014, Exelixis, Inc. ("Exelixis") promoted Deborah Burke to the position of Senior Vice President and Chief Financial Officer from her previous position of Vice President and interim Chief Financial Officer (and in such capacity, Ms. Burke will continue to serve as Exelixis' principal financial officer and principal accounting officer, as defined under applicable securities laws). In connection with the promotion, Ms. Burke’s annual base salary for 2014 was increased to $315,000 and her target bonus for 2014 was increased to 35% of her annual base salary.
2014 Equity Awards
On September 19, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Exelixis approved the grant of performance-based compensatory stock options (“Performance Options”) to Exelixis’ principal executive officer, principal financial officer and certain named executive officers, as defined under applicable securities laws (together, the “Executive Officers”), under Exelixis’ 2014 Equity Incentive Plan (the “2014 Plan”). The Performance Options were granted to the Executive Officers to align their focus with key corporate priorities.
Vesting of the Performance Options is subject to the achievement of certain clinical, regulatory and commercialization goals set by the Compensation Committee and approved by the Board. Each goal relates to Exelixis’ development program for cabozantinib in renal cell cancer (“RCC”), including METEOR, Exelixis’ phase 3 pivotal trial of cabozantinib in metastatic RCC. The Performance Options will vest in full or in part only upon achievement of the established goals. If the Compensation Committee concludes that a performance goal has not been achieved by a specified date, the Performance Options with respect to that performance goal will be forfeited.
The Performance Options are evidenced by Stock Option Grant Notices and Stock Option Agreements (“Stock Option Agreements”), which, together with the 2014 Plan, set forth the terms and conditions of the Performance Options. The Performance Options have an exercise price of $1.70 per share, the fair market value of Exelixis common stock on the date of grant, and expire seven years from the date of grant or earlier upon forfeiture or following termination of continuous service with Exelixis. As a general matter, any portion of an Executive Officer’s Performance Option that has vested will expire three months after such Executive Officer’s termination of continuous service, subject to extension under the Exelixis, Inc. Change in Control and Severance Benefit Plan as described below. Vesting of the Performance Options will cease upon termination of continuous service with Exelixis for any reason. Each of the Executive Officers is a party to the Exelixis, Inc. Change in Control and Severance Benefit Plan, which provides for acceleration of vesting and extended exercisability of the Performance Options in the event of certain specified change in control events involving Exelixis.

The number of shares subject to the Performance Options granted to the Executive Officers on September 19, 2014, are as follows:

Name	Number of Shares Subject to Performance Options
Michael M. Morrissey, Ph.D. President and Chief Executive Officer	1,125,000
Gisela M. Schwab, M.D. Executive Vice President and Chief Medical Officer	500,000
Deborah Burke Senior Vice President and Chief Financial Officer	375,000
Pamela A. Simonton, J.D., LL.M. Executive Vice President, Exelixis	200,000
The foregoing is only a brief description of the material terms of the Performance Options, does not purport to be complete and is qualified in its entirety by reference to the 2014 Plan and the form of Stock Option Agreement under the 2014 Plan. The 2014 Plan was filed as Exhibit 10.1 to Exelixis’ Current Report on Form 8-K, filed with the SEC on May 29, 2014, and the form of Stock Option Agreement under the 2014 Plan was filed as Exhibit 10.2 to Exelixis’ Quarterly Report on Form 10-Q, filed with the SEC on July 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2014	EXELIXIS, INC.

/s/ JAMES B. BUCHER
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary